AGREEMENT OF LEASE

between

Liberty Property Limited Partnership

("LANDLORD")

and

Auxilium Pharmaceuticals, Inc.

("TENANT")

for

40 Valley Stream Parkway

Malvern, Pennsylvania

LEASE AGREEMENT

INDEX

1.	Summary of Terms and Certain Definitions	1
2.	Premises	2
3.	Completion by Landlord; Acceptance of Premises	3
4.	Use; Compliance	8
5.	Term	9
6.	Minimum Annual Rent	9
7.	Operation of Premises; Payment of Annual Operating Expenses	10
8.	Signs	14
9.	Alterations and Fixtures	14
10.	Mechanics' Liens	15
11.	Landlord's Right of Entry	16
12.	Damage by Fire or Other Casualty	16
13.	Condemnation	17
14.	Non-Abatement of Rent	18
15.	Indemnification	18
16.	Waiver of Claims	19
17.	Quiet Enjoyment	19
18.	Assignment and Subletting	19
19.	Subordination; Mortgagee's Rights	20
20.	Recording; Tenant's Certificate	21

21.	Surrender; Abandoned Property	21
22.	Curing Defaults	22
23.	Defaults -- Remedies	22
24.	Representations of Tenant	25
25.	Liability of Landlord	26
26.	Interpretation; Definitions	26
27.	Notices	28
28.	Option To Extend Term	28
29.	Rooftop Communications System	30
30.	Security	30
31.	Broker	32
32.	Expansion to Another Building	32
33.	Landlord's Default	33
34.	Conversion to Office Space	33

LEASE AGREEMENT

THIS LEASE AGREEMENT is made by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("LANDLORD") with its address at 65 Valley Stream Parkway, Malvern, PA 19355 and AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation ("TENANT") with its address at 160 West Germantown Pike, Norristown, PA 19401, and is dated as of the date on which this lease has been fully executed by Landlord and Tenant.

  Summary of Terms and Certain Definitions.
    PREMISES: Building on the Land identified as:

    40 Valley Stream Parkway, East Whiteland Township, Malvern, Pennsylvania

    Approximate gross square feet in the Building: 31,092 (Section 2)

    Approximate gross rentable square feet in the Building 31,092 (Section 2)

    TENANT IMPROVEMENT ALLOWANCE: $26.00 multiplied by the gross rentable square footage in the Premises ($808,392.00) based on 31,092 gross rentable square feet) (Section 3(b) and Section 3(i) )
    TENANT CONSTRUCTION DOCUMENTS DELIVERY DATE : Fifteen (15) days after the later of the date of this Lease or January 3, 2005
    TERM: Ninety (90) months plus any partial month from the Commencement Date until the first day of the first full calendar month during the Term (Section 5)
      COMMENCEMENT DATE: Fifteen (15) days after Substantial Completion of the Tenant Improvements and the Landlord's Work (Section 5)
      TARGET SUBSTANTIAL COMPLETION DATE: May 16, 2005
      EXPIRATION DATE: Last day of the Term (Section 5)

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    MINIMUM RENT (Section 6) & ANNUAL OPERATING EXPENSES (Section 7)
      MINIMUM ANNUAL RENT:

Months	Monthly	Annual	Per RSF
1-2	$-0-	$-0-
3-4	$4,000.00	$-0-
5-6	$8,000.00	$-0-
7-18	$33,423.90	$401,086.80	$12.90
19-30	$34,460.30	$413,523.60	$13.30
31-42	$35,496.70	$425,960.40	$13.70
43-54	$36,533.10	$438,397.20	$14.10
55-66	$37,569.50	$450,834.00	$14.50
67-78	$38,605.90	$463,270.80	$14.90
79-90	$39,642.30	$475,707.60	$15.30

      ANNUAL OPERATING EXPENSES (Estimated for 2005): $202,098.00 ($6.50 per rentable square foot), payable in monthly installments of $16,841.50, subject to adjustment (Section 7(a))
    USE (Section 4): Warehousing of pharmaceuticals and pharmaceutical components, light packaging of pharmaceuticals, FDA compliant caged area, office purposes (excluding any "place of public accommodation")
    SECURITY: $400,000.00 cash or $400,000.00 irrevocable, transferable letter of credit
    CONTENTS: This Lease consists of 34 Sections and the following Exhibits, all of which are attached hereto and made a part of this lease:

  Exhibits: "A" - Site Plan

  "B" - Description of Preliminary Tenant Improvement Plans and Specifications

  "C" - Building Rules

  "D" - Lease Commencement Certificate

  "E" - Form of Estoppel Certificate

  "F" - Exclusions from Annual Operating Expenses

  "G" - Security Letter of Credit

  "H" - Landlord's Schedule Of Unamortized Costs

  Premises.

  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, which shall include: (a) the building of approximately 31,092 gross rentable square feet

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  constructed by Landlord (the "Building") on the land shown on the site plan attached hereto as Exhibit "A" (the "Land"), and (b) the "Tenant Improvements" (as hereinafter defined) to be constructed by Landlord in the Building, together with the exclusive right of Tenant to use the parking spaces on the Land for its employees and invitees, and a non-exclusive right to access the Premises over any non-public driveways within The Great Valley Corporate Center, Malvern, Pennsylvania; subject, nevertheless to the right reserved to Landlord to utilize the Land for the purpose of constructing, installing, maintaining, utilizing and granting easements in and licensing and leasing to others electric, sewer, water, telephone, utility, computer, data processing and communications pipes, cables, wires, lines and facilities.
  Completion by Landlord; Acceptance of Premises.
    Landlord's Work. Landlord shall complete the following improvements at the Premises at Landlord's sole cost and expense (and not to be deducted from the Tenant Improvement Allowance): (1) Landlord agrees to renovate two existing restrooms to meet applicable local and ADA codes, including replacement of counter tops, repainting of existing toilet partitions and replacement of existing ceiling tiles with same type of ceiling tiles which will be used in Tenant occupied spaces; (2) Landlord will place all major building systems in proper working order; (3) Landlord will replace all roof top HVAC units installed prior to 2001, will repair any problems in existing HVAC distribution system (collapsed ducts, broken thermostats, etc.) (Changes in HVAC distribution and increases, if any, in HVAC capacity required by Tenant's Improvements are part of Tenant Improvements and paid from the Tenant Improvement Allowance, notwithstanding anything in this Lease to the contrary); (4) Landlord will replace any concrete sidewalk or curb sections, which, in Landlord's opinion, cannot be satisfactorily repaired.; (5) Landlord includes an exterior lighting allowance of $ 15,000.00 for adding exterior lighting in locations mutually agreed to by Landlord and Tenant; exterior lighting in excess of exterior lighting allowance is at the cost of Tenant.; (6) Landlord will provide an exit door from the existing kitchen onto lawn at back of the Building (collectively, "Landlord's Work"). Prior to the date of this Lease, Landlord has repaired, seal coated, and re-striped the parking areas within the Premises.
    Tenant's Improvements. Tenant has delivered to Landlord for general review and general approval a set of preliminary plans described on Exhibit "B-1" for the Tenant Improvements, and outline specifications described on Exhibit "B-2" for Tenant Improvements (collectively, the "Preliminary Documents"). On or before fifteen (15) days after the later of the date of this Lease or January 3, 2005, Tenant shall cause Tenant's architect ("Tenant's Architect"), at Tenant's cost, to prepare, based upon the Preliminary Documents, and to deliver to Landlord, at least five (5) sets each of construction drawings of the Tenant Improvements and construction specifications of the Tenant Improvements (as may be modified, the "Tenant Construction Documents") for review, pricing and approval in accordance with the procedure described below. Landlord may (but is not obligated to) make recommendations for changes to the Tenant Construction Documents, and Tenant may likewise make changes to the Tenant Construction Documents.
      Within twelve (12) business days after Tenant's Architect has delivered the Tenant Construction Documents to Landlord, Landlord shall obtain at least three (3) fixed

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      price bids for the Tenant Improvements based upon the Tenant Construction Documents, one (1) of which bids shall be from George H. Rendell Associates Inc. The purpose of obtaining the bids is the selection of the general contractor to complete the Tenant Improvements for the Tenant Improvement Price (defined below).

      Within five (5) business days after Landlord has obtained at least three (3) fixed price bids for the Tenant Improvements in accordance with the above procedure, Landlord shall send copies of the bids and contractors' supporting materials to Tenant, and Landlord and Tenant shall discuss, evaluate, and possibly adjust the bids. Landlord shall then, on or about the end of such five (5) day period, notify Tenant of the general contractor that Landlord has selected to complete Tenant's Improvements, taking into account the general contractor's experience, Landlord's working relationship with the general contractor, the scope of the Tenant Improvements, the time required to complete the Tenant Improvements, and the amount of the Tenant Improvement Allowance. If Landlord does not select the lowest bidder, Landlord shall notify Tenant of the reasons for Landlord's choice. The Tenant Improvement Price shall include Landlord's construction supervision and management fee equal to two percent (2%) of the hard construction costs for supervising and managing the construction and installation of Tenant's Improvements. The final fixed price, taking into account any Tenant approved change orders, shall be the "Tenant Improvement Price." As used in this Lease, the term "Tenant Improvements" shall mean all of Tenant's work and improvements shown on the Tenant Construction Documents.
    Changes in Tenant Construction Documents. Tenant shall have the right, from time to time after receipt of the Tenant Construction Documents, to make changes in and to the same. Within seven (7) business days after Tenant shall request a change in Tenant Construction Documents, Landlord shall notify Tenant in writing as to whether the change requested by Tenant will, in Landlord's reasonable and good faith judgment, entail additional construction costs and/or additional construction time. If, in Landlord's reasonable and good faith judgment, such changes will entail additional construction costs and/or additional construction time, such written notice shall contain Landlord's reasonable estimate of the additional construction costs and/or additional construction time that the same will entail. Tenant shall notify Landlord in writing within five (5) business days after such determination as to whether Tenant wishes to make the changes in question. If Tenant shall not so notify Landlord, it shall be conclusively deemed that Tenant has elected to withdraw the proposed change in Tenant Construction Documents. Conversely, if Tenant shall notify Landlord that Tenant nonetheless wishes to make the change in question, then:
      the Tenant Construction Documents shall be deemed to be changed as set forth in Tenant's request; and
      to the extent that Landlord shall incur additional construction costs resulting from such changes, the provisions of subsection (j) below shall apply with respect to timing of required payments.
    Landlord Non-material Changes. Landlord shall have the right, from time to time to make non-material changes (in terms of aesthetics, timing, or cost to Tenant) in and to

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    Landlord's Work and the Tenant Construction Documents to the extent that the same shall be necessary or desirable for Landlord:

      in connection with Landlord's completion of the Landlord's Work and/or in order to cause Landlord's Work or Tenant's Improvements to comply with any applicable requirements of public authorities and/or requirements of insurance bodies.
    Punch List. Within ten (10) days after the Commencement Date, Tenant shall give Landlord a written list (the "Final Punch List") of all contended defects, if any, in Landlord's construction work. Any and all such defects not set forth in the Final Punch List shall be conclusively deemed to be waived by Tenant. Landlord shall correct all items on the Final Punch List that constitute valid defects within forty-five (45) days after Landlord's receipt of the Final Punch List, unless the nature of the defect or variance is such that a longer period of time is required to repair or correct the same, in which case Landlord shall exercise due diligence in correcting such defect or variance at the earliest possible date and with a minimum of interference with the operation of Tenant. Any disagreement that may arise between Landlord and Tenant with respect to whether an item on the Final Punch List constitutes a valid defect shall be reasonably determined by Tenant's Architect. By occupying the Premises as a Tenant, Tenant shall be conclusively deemed to have accepted the same and to have acknowledged that the Premises is in the condition required by this Lease, except as to any defects set forth in the Final Punch List, or as to any defects not discernible by a reasonable inspection ("Latent Defects"); provided that as to Latent Defects, Landlord shall have no obligation to correct Latent Defects unless Tenant shall have notified Landlord of the same within one (1) year following the Commencement Date.
    Target Substantial Completion Date. Landlord shall cause Landlord's Work and Tenant's Improvements to be Substantially Completed and ready for use and occupancy by Tenant on or before May 16, 2005 (the "Target Completion Date"), subject to extension for Tenant Delays (as defined below) and Force Majeure Delays (as defined below). All construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all applicable and lawful laws, ordinances, regulations and orders of the federal, state, county or other governmental authorities having jurisdiction thereof.
      "Force Majeure Delays" as used in this Lease means delays resulting from causes beyond the reasonable control of the Landlord, including, without limitation, any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any governmental body or authority having jurisdiction over any portion of the Premises, over the construction anticipated to occur thereon or over any uses thereof, or by delays in inspections or in issuing approvals by permits by governmental agencies authorities, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance (whether or not on the part of agents or employees of either party hereto engaged in the construction of the Premises), civil disturbance, order of any government, court or regulatory body claiming jurisdiction or otherwise, act of public enemy, war, riot, terrorism, sabotage, blockage, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority, earthquake, or other natural disaster, or any cause

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      whatsoever beyond the reasonable control (expressly excluding financial inability under all circumstances) of the Landlord, or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated. Landlord will give Tenant notice of Force Majeure Delays claimed by Landlord.

      "Tenant Delays" as used in this Lease mean any delay in the completion of the Tenant Improvements or Landlord's Work resulting from any one or more of the following: (A) delays by Tenant's Architect in preparing and delivering to Landlord the Tenant Construction Documents in accordance with Section 3(b); (B) any delay of any nature caused by Tenant, Tenant's Architect or anyone else for whom Tenant is responsible in acting and responding, or otherwise complying with its or their applicable responsibilities under, under Sections 3(b)(i) and (ii) and 3(c)(1); (C) Tenant's requested modifications to the Tenant Construction Documents, or any other Tenant-initiated change orders to the Tenant Improvements; (D) the performance by Tenant, or any person, firm or corporation employed by Tenant or its representatives or agents, of any work in or about the Premises, whether pursuant to Section 3(h) or otherwise; and (7) any other act or failure to act by Tenant, Tenant's Architect, anyone else for whom Tenant is responsible ,that would in any way be construed as any interference with Landlord, or its contractors in the completion of the the Tenant's Work or the Landord's Work. Landlord will give Tenant notice of Tenant Delays claimed by Landlord. If Tenant disputes Landlord's claim of Tenant Delay or the duration of the Tenant's Delay, Tenant shall give Landlord notice of such dispute, and Tenant's Architect and Landlord's Senior Vice President of Development and Construction shall promptly attempt to resolve such dispute. If they cannot resolve such dipute, they shall jointly select an experienced, independent construction professional who shall resolve the dispute and whose decision shall be final.
    Substantial Completion. "Substantial Completion", or "Substantially Completed", shall mean that, (i) in the reasonable opinion of Landlord's and Tenant's architects, the Landlord's Work and Tenant's Improvements have been completed except only minor matters of mechanical adjustment and finish work, none of which interferes in any material way with Tenant's use of the Premises, and (ii) a certificate of occupancy has been issued for the Building by the applicable governmental authority. In the event that the architects are unable to agree, the matter shall be submitted to the binding determination of a third architect selected by them, or if they are unable to agree on the third architect, then the third architect shall be selected by the American Arbitration Association.
    Limitations on Early Access. Tenant and its authorized agents, employees and contractors shall have the right at Tenant's own risk, expense and responsibility at all reasonable times during a period commencing on the Substantial Completion Date to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment; provided that Tenant shall be subject to all provisions of this Lease except for the payment of rent
    Special Allocation of Tenant Allowance. Tenant may apply up to $ 5.00 per square foot of the $ 26.00 per square foot Tenant Improvement Allowance for following items directly related to Tenant Improvements to allow Tenant to occupy the Premises: (1)architectural/engineering fees; (2) security system installation (hardware, software, wiring), and (3) telecommunications wiring/cabling in the Building. Tenant may present invoices for

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    such items to Landlord for payment from the Tenant Improvement Allowance up to thirty (30) days after the Commencement Date.
    Final Tenant Improvement Price and Tenant Improvement Allowance. If the final Tenant Improvement Price, including any changes thereto as a result of change orders approved by Tenant, is more than the Tenant Improvement Allowance, Tenant shall pay such difference to Landlord within ten (10) days of delivery to Tenant by Landlord of invoices for completed work. Any unused Tenant Improvement Allowance not applied to Tenant Improvements or the items specified in Section 3(i) shall be applied to Minimum Rent.
    Tenant Examination. Tenant has examined and knows the current condition of the Premises, the zoning, streets, sidewalks, parking areas, curbs and access ways adjoining it, visible easements, any surface conditions and the present uses, and Tenant accepts them in the condition in which they now are, without relying on any representation, covenant or warranty by Landlord.
    Landlord Notice of Job Meetings. Landlord shall notify Tenant of job meetings for the construction of the Tenant Improvements, and Tenant shall have the right to attend and participate in such meetings in order to monitor the status of the work and compliance with the Tenant Construction Documents.
    Landlord Repair Covenant. Landlord covenants that it shall repair or replace at its expense defective materials or workmanship in the construction of the Landlord's Work or Tenant Improvements brought to its attention within one (1) year following Substantial Completion of the work in question, or within such longer period as may be provided by any warranty obtained by Landlord from its contractor or supplier. The foregoing shall be the sole and exclusive warranty relating to construction, and Tenant expressly WAIVES AND DISCLAIMS ALL OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. TENANT FURTHER WAIVES ANY OTHER REMEDIES ARISING FROM ANY BREACH OF WARRANTIES RELATING TO CONSTRUCTION OF THE PREMISES, INCLUDING WITHOUT LIMITATION AND CLAIMS FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES.
    Completion Delay Rent Credit. If the Landlord's Work and the Tenant's Improvements are not Substantially Completed on or before May 16, 2005, plus the period of Force Majeure Delays and/or Tenant Delays, then Tenant, as Tenant's sole and exclusive remedy by reason of such delay, shall be entitled to a credit against Minimum Annual Rent accruing for a number of days equal to one (1) times the number of days of unexcused delay, such abatement to commence upon the first day that full Minimum Annual Rent is payable after the Commencement Date. (Example: If the number of days of unexcused delay is thirty (30), the rent abatement would be thirty (30) days.).
    Tenant's Right to Terminate/August, 2005. If the Landlord's Work and the Tenant's Improvements are not Substantially Completed on or before August 1, 2005, as extended for Force Majeure Delays and/or Tenant Delays, then Tenant, as Tenant's sole and

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    exclusive right and remedy, shall have the right to terminate this Lease by giving Landlord notice of termination on or before August 10, 2005.
    Tenant's Right to Terminate/October, 2005. If the Landlord's Work and the Tenant's Improvements are not Substantially Completed on or before October 1, 2005, taking into account only Force Majeure Delays and/or Tenant Delays and Landlord, in good faith, believes, that Substantial Completion will not occur until after November 30, 2005, Landlord will give Tenant notice of termination of this Lease on or before October 10, 2005. If Landlord terminates pursuant to this Section 3(p), Tenant may require Landlord to withdraw its notice of termination by: (A) giving Landlord written notice thereof within ten (10) days from receiving Landlord's notice of termination, whereupon this Lease shall be reinstated and shall remain in full force in effect, and not be subject to termination under Section 3(o) or Section 3 (p).
  Use; Compliance.
    Permitted Use. Tenant shall occupy and use the Premises for and only for the Use specified in Section 1(f) above and in such a manner as is lawful and will not create any nuisance. Without limiting the foregoing, such Use shall exclude any use that would cause the Premises to be deemed a "place of public accommodation" as currently described in the Building Rules (defined below).
    Compliance With Laws. Landlord represents, warrants and covenants that as of the Commencement Date the Land and the Building shall be in material compliance with all applicable laws, ordinances, notices, orders, rules, regulations and requirements regulating the Premises including but not limited to the ADA and any local, county, state, or federal or environmental laws (as the same may be amended, the "Laws and Requirements"), so long as Tenant's Use excludes any use that would cause the Premises to be deemed a "place of public accommodation" under the ADA. From and after the Commencement Date, subject to Landlord's obligation to cure any breach of the foregoing covenant, Tenant shall comply promptly, at its sole expense, (including making any alterations or improvements) with all Laws and Requirements during the Term which impose any duty solely with respect to Tenant's Use specified in Section 1(f) above as opposed to the general warehouse, office, or light packaging use of the Premises (subject to Tenant's obligation to pay a portion of Included Capital Costs under Section 7(a)(i)). Tenant shall comply with the building rules attached as Exhibit "C", as reasonably amended by Landlord from time to time (the "Building Rules").
    Environmental. Tenant shall comply, at its sole expense, with all Laws and Requirements as set forth above, all manufacturers' instructions and all requirements of insurers relating to the treatment, production, storage, handling, transfer, processing, transporting, use, disposal and release of hazardous substances, hazardous mixtures, chemicals, pollutants, petroleum products, toxic or radioactive matter by Tenant or any entity or person for which or whom Tenant is responsible at or from the Premises (the "RESTRICTED ACTIVITIES"). Tenant shall deliver to Landlord copies of all Material Safety Data Sheets or other written information prepared by manufacturers, importers or suppliers of any hazardous substances, hazardous mixtures, chemicals, pollutants, petroleum products, toxic or radioactive matter in the Premises and all notices, filings, permits and any other written communications from or to

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    Tenant or any entity or person for which or whom Tenant is responsible and any entity regulating any Restricted Activities within the Premises, provided that the foregoing requirement to deliver copies of such Material Safety Data Sheets and other written information to Landlord shall not apply to those relating to the normal use and disposal of office and cleaning supplies used in the ordinary course of business.

    Notice. If at any time during or after the Term, Tenant receives a written notice regarding any investigation or proceeding regarding the Restricted Activities at the Premises or receives a written notice regarding any claims, actions or investigations regarding the ADA relating to the Premises, Tenant shall give Landlord written notice, within ten (10) days after receipt of such notice, providing all available information and copies of any notices.
  Term.

  The Term of this lease shall commence on the date that is fifteen (15) days after the date of Substantial Completion (the "Commencement Date"), and shall end at 11:59 p.m. on the last day of the nintieth (90th) full calendar month following any partial month from the Commencement Date (the "Expiration Date"), without the necessity for notice from either party, unless sooner terminated in accordance with the terms hereof.

      At Landlord's request, Tenant shall confirm the Commencement Date and Expiration Date by executing a lease commencement certificate in the form attached as Exhibit "D".
      If the date of Substantial Completion is delayed as a result of any Tenant Delay, the Tenant's Improvements and the Landlord's Work shall be deemed to have been completed as of the date of the Target Substantial Completion Date, the term of this Lease (for all purposes other than Tenant's right to occupy the Premises), and the running of the time for Tenant's obligation to pay rent, shall commence as of the Commencement Date, as such Commencement Date may have been extended by reason of Force Majeure Delays and other delays not caused by Tenant.
  Minimum Annual Rent.

  Tenant agrees to pay to Landlord the Minimum Annual Rent in equal monthly installments in the amount set forth in Section 1(e) (as increased at the beginning of each lease year as set forth in Section 1(e), in advance, on or before the first day of each calendar month during the Term, without notice, demand or setoff, at Landlord's address designated at the beginning of this lease unless Landlord designates another address; provided that rent for the first full month shall be paid at the signing of this lease. If the Commencement Date falls on a day other than the first day of a calendar month, the Minimum Rent shall abate for the period from the Commencement Date until the first day of the following calendar month, and the schedule set forth at Section 1(e)(i) shall then take effect. As used in this lease, the term "lease year" means the period from the Commencement Date through the succeeding twelve (12) full calendar months (including for the first lease year any partial month from the Commencement Date until the first day of the first full calendar month) and each successive twelve (12) month period thereafter during the Term.

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  Operation of Premises; Payment of Annual Operating Expenses.
    Payment of Operating Expenses. Tenant shall pay to Landlord the Annual Operating Expenses as defined below in equal monthly installments in the amount set forth in Section 1(e) (prorated for any partial month), from the Commencement Date and continuing throughout the Term on or before the first day of each calendar month during the Term, as additional rent, without notice, demand or setoff.
      Landlord shall apply such payments to the Annual Operating Expenses to Landlord of operating and maintaining the Land and the Building, during each calendar year of the Term, determined under generally accepted accounting principles consistently applied, on an accrual basis which "Annual Operating Expenses " shall include any and all costs and expenses paid or incurred with respect to the ownership, repair, replacement, restoration, maintenance and operation of the Premises, including without limitation, the following costs, but expressly excluding the costs referred to clauses (a)(i)(1) and Section (a)(i)(2) below : insurance premiums and restoration costs within the amount of any commercially reasonable insurance deductibles, fees, impositions, costs for repairs, maintenance, service contracts, management and administrative fees, governmental permits, costs of furnishing water, sewer, janitorial service, trash removal, security services, landscaping and grounds maintenance, items listed on the proposed budget provided to Tenant prior to the execution of this lease and the costs of any other items attributable to operating or maintaining any or all of the Land and the Building and the costs of repair and maintenance of HVAC, electrical and plumbing systems, excluding any costs which under generally accepted accounting principles are capital expenditures; provided, however, that Annual Operating Expenses also shall include the annual amortization (over a period of the useful life but not less ten years) of the costs (including financing charges) of building improvements made by Landlord to the Premises that are required by any governmental authority (provided that same was not required as of the Commencement Date) or for the purpose of reducing operating expenses (only to the extent of such reduction) or directly enhancing the safety of persons in the Building generally ("Included Capital Items"). The amount of the Annual Operating Expenses set forth in Section 1(e) represents Landlord's estimate of Annual Operating Expenses during the first calendar year of the Term on an annualized basis; from time to time Landlord may adjust such estimated amount if the estimated Annual Operating Expenses increase or decrease. Tenant's obligation to pay the Annual Operating Expenses pursuant to this Section 7 shall survive the expiration or termination of this lease, provided that no such expenses shall accrue after the Expiration Date. Notwithstanding anything contained in this Lease to the contrary, Annual Operating Expenses shall not include (1) any and all of the costs or expenses listed on Exhibit "F" - Exclusions from Annual Operating Expenses or (2) electric costs, which shall be contracted directly by Tentant with the electric company and paid directly by Tenant.
    Management Fees. Notwithstanding any provision of this Lease to the contrary, Annual Operating Expenses shall not include management fees in excess of five (5%) percent of the sum of (1) Minimum Annual Rent; plus (2) Annual Operating Expenses (exclusive of management fees).

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    Computation of Annual Operating Expenses. After the end of each calendar year of the Term, Landlord shall compute the Annual Operating Expenses described above incurred during such calendar year. By April 30th of each year (and as soon as practical after the expiration or termination of this lease or at any time in the event of a sale of the Premises). Landlord shall provide Tenant with a statement of the actual amount of such Annual Operating Expenses for the preceding calendar year or part thereof. Landlord or Tenant shall pay to the other the amount of any deficiency or overpayment then due from one to the other or, at Landlord's option, Landlord may credit Tenants account for any overpayment, which credit shall be applied to the next Minimum Annual Rent due. Tenant shall have the right to audit the books and records used by Landlord in calculating the Annual Operating Expenses within ninety (90) days of receipt of the statement during regular business hours after having given Landlord at least forty-eight (48) hours prior written notice; provided, however, that Tenant shall make all payments of additional rent without delay, and that Tenant's obligation to pay such additional rent shall not be contingent on any such right. Tenant shall be paid by Landlord that part of the additional rent paid (plus interest), because of errors in the statements, books, or records of Landlord, and in addition, if the percentage of the error exceeds three percent (3%) of the actual Annual Operating Expenses, the cost of Tenant's audit.
    Impositions. As used in this lease the term "impositions" refers to all levies, taxes (including sales taxes and gross receipts taxes in lieu of real estate taxes, or in lieu of increases in real estate taxes) and real property assessments which are imposed by any authority or under any law, ordinance or regulation thereof, or pursuant to any currently recorded business park covenant or agreement affecting the premises and the reasonable cost of contesting any of the foregoing, upon or with respect to the Premises or any part thereof, or any improvements thereto, customarily referred to as "real property taxes". Tenant shall pay to Landlord with the monthly payment of Minimum Annual Rent any imposition imposed directly upon the Premises and the Land.
      Nothing herein contained shall be interpreted as requiring Tenant to pay any income, excess profits or corporate capital stock tax or franchise, transfer and inheritance taxes, any fines, penalties, interest, real estate taxes attributed to addition to Premises or resulting from any sale or refinancing of the Building, imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any imposition or an increase in any imposition.
      If it shall not be lawful for Tenant to reimburse Landlord for any of the impositions, the Minimum Annual Rent shall be increased by the amount of the portion of such imposition allocable to Tenant, unless prohibited by law.
    Insurance.
      Property. Landlord shall keep in effect insurance against loss or damage to the Building, including the Tenant Improvements, by fire and such other casualties as may be included within fire, extended coverage and special form insurance covering the full replacement cost of the Building (but excluding coverage of Tenant's personal property in, and any

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      alterations constructed by Tenant to, the Premises), and such other insurance as Landlord may reasonably deem appropriate or as may be required from time-to-time by any mortgagee.

      Liability. Tenant, at its own expense, shall keep in effect commercial general liability insurance with respect to the Premises and the Land, including contractual liability insurance, with such limits of liability for bodily injury (including death) and property damage as reasonably may be required by Landlord from time-to-time, but not less than a combined single limit of $1,000,000 per occurrence and a general aggregate limit of not less than $4,000,000; however, such limits shall not limit the liability of Tenant hereunder. The policy of comprehensive general public liability insurance also shall name Landlord and Landlord's agent as additional insured parties, shall be written on an "occurrence" basis and not on a "claims made" basis, shall provide that it is primary with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, shall provide that it shall not be cancelable or reduced without at least thirty (30) days prior written notice to Landlord and shall be issued in form satisfactory to Landlord. The insurer shall be a responsible insurance carrier which is authorized to issue such insurance and licensed to do business Pennsylvania and which has at all times during the Term a rating of no less than A VII in the most current edition of Best's Insurance Reports. Tenant shall deliver to Landlord within thirty (30) days after the date of this Lease, and subsequently at least thirty (30) days prior to the expiration of such insurance coverage, a certificate or certificates of insurance evidencing such coverage and the waiver of subrogation described below.
      Waiver of Subrogation. Landlord and Tenant shall have included in their respective property insurance policies waivers of their respective insurers' right of subrogation against the other party. If such a waiver should be unobtainable or unenforceable, then such policies of insurance shall state expressly that such policies shall not be invalidated if, before a casualty, the insured waives the right of recovery against any party responsible for a casualty covered by the policy.
      Increase of Premiums. Tenant agrees to conduct its operations within the Premises in accordance with general business practices for the uses permitted under Section 1(f), and will not do anything or fail to do anything outside of such general business practices which will increase the cost of Landlord's insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form satisfactory to Landlord. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional rent promptly upon being billed.
    Repairs and Maintenance; Building Management.
      Tenant at its sole expense shall maintain the Premises in a neat and orderly condition.
      Landlord, shall maintain and make all necessary repairs to the Premises and the Building systems, including but not limited to all structural maintenance and repair (at Landlord's sole expense), the HVAC, electrical and plumbing systems (as part of the Operating

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      Expenses), and any other improvements located on the Land, provided that Landlord shall have no responsibility to make any repair about which Landlord does not otherwise have notice of until Landlord receives written notice of the need for such repair from Tenant. Landlord shall operate and manage the Premises and shall maintain all landscaped and paved areas appurtenant to the Premises in a clean and orderly condition, including but not limited to prompt removal of snow and ice from parking areas and sidewalks, and in accordance with standards applicable to similar class "A" buildings owned by Landlord in the Great Valley/Malvern, Pennsylvania area.
      Notwithstanding anything herein to the contrary, repairs and replacements to the Premises made necessary by Tenant's performance of any alterations, the installation, the moving of Tenant's equipment, fixtures, or personal property in or out of the Premises, or by any misuse, abuse or neglect of Tenant, or by anyone for whom Tenant is responsible shall be made at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord; provided, however, that Tenant shall not be responsible for capital expenditures other than those related to Included Capital Items. Tenant shall not bear the expense of any repairs or replacements to the Premises arising out of or caused by any other tenant's use, occupancy or alteration of, or any other tenant's installation in or upon, the Premises or by any act or omission of any other tenant or any other tenant's Agents.
    Utilities.

    (i) Landlord will furnish the Premises with electricity, heating and air conditioning for the normal use and occupancy of the Premises as general offices during Business Hours (defined as between 7:00 a.m. to 7:00 p.m., Monday through Friday (except legal holidays), and 7:00 a.m. to 2:00 p.m. on Saturday (except legal holidays)). Heating and air conditioning required by Tenant during other than Business Hours shall be charged to Tenant at Landlord's actual cost. If Tenant shall require electricity or install electrical equipment including but not limited to electrical heating, refrigeration equipment, electronic data processing machines, or machines or equipment using current in excess of 110 volts, which will in any way increase the amount of electricity usually furnished for use as general office space, Tenant will obtain Landlord's prior written approval and will pay for the resulting additional direct expense, including the expense resulting from the installation of such equipment, as additional rent promptly upon being billed. Landlord shall not be responsible or liable for any interruption in utility service, nor shall such interruption affect the continuation or validity of this lease. At the election of either Landlord or Tenant, utilities may be billed directly by any utility supplier to Tenant, in which event Tenant shall be solely responsible and promptly pay for such utility service, which separately billed service will not be billed by Landlord as part of Annual Operating Expenses. Water and sewer services are billed as part of Annual Operating Expenses.

    (ii) Notwithstanding anything contained in this Lease to the to the contrary, electric service shall be furnished separately to the Premises, shall be contracted directly by Tenant with the electric company, and shall be billed directly by the electric company to the Tenant. Tenant shall be solely responsible and promptly pay for such electric service.

    Janitorial Services. Landlord will provide Tenant with trash removal and janitorial services in accordance with Landlord's regular service schedule to tenants in the Great

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    Valley Corporate Center. Tenant shall have the right to directly hire a janitorial service for the regular cleaning of the Premises, subject to Landlord's reasonable approval, Tenant's obligation to pay the service provider for such services, and provided that such service is provided at a level not less than that provided in class "A" office buildings owned by Landlord in the Great Valley/Malvern, Pennsylvania area. For any period that Tenant provides janitorial services to the Premises with Landlord's consent, Landlord shall equitably reduce Annual Operating Expenses and Landlord's management fee by an amount commensurate with Landlord's reduced level of service to the Premises.

    Access. Tenant shall have access to the Premises at all times during the Term (24 hours x 365 days).
    Security System; Landlord Removal Requirements. Tenant may install a security system within the Premises at its sole cost in a good and workmanlike manner and in accordance with all Laws and Requirements. At the end of the Term, Tenant may at its election remove the security system, provided that Tenant repairs all damage caused by such removal prior to the end of the Term. Without limitation on any other provisions of this Lease, Landlord may require Tenant to remove prior to the end of the Term and repair before the end of the Term damage caused by the removal of all telecommunications wiring and cabling, security system wiring and cabling, and any other wiring, cabling, or other items installed by Tenant above finished ceiling or within finished walls of the Premises.
  Signs.

  Landlord, at Landlord's expense, will install Building and Great Valley Corporate Park standard exterior driveway entrance sign and Building standard Tenant identification signs on the front entrance of the Building. No other signs shall be placed on the Building or on the Land without the prior written consent of Landlord. Tenant may place typical office signage within the Building and not visible from outside the Building, at Tenant's cost, without Landlord consent. All signs installed by Landlord on the Building or Land identifying Tenant shall be maintained by Landlord in good condition, and the maintenance (but not the installation) costs thereof shall be included in Annual Operating Expenses.
  Alterations and Fixtures.
    Subject to Section 10, Tenant shall have the right to install its trade fixtures, shelving, demountable wall partitions, and other customary office installations and decorations in the Premises, provided that no such installation or removal thereof shall have a material adverse effect on any structural portion of the Building, or plumbing, electrical or HVAC systems. At the expiration or termination of this lease, Tenant shall remove such installation(s) and, shall repair any damage caused by such installation or removal; provided, however, that if Tenant, with Landlord's written consent, elects not to remove such installation(s) at the expiration or termination of this lease, all such installations shall remain on the Premises and become the property of Landlord without payment by Landlord.

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    Except for interior painting, wall coverings, carpeting and flooring and similar changes to the interior of the Premises, which do not, in Landlord's opinion, reasonably exercised, adversely affect the outside appearance of the Building. Tenant shall not make or permit to be made any alterations to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary contained herein, no changes to the roof, structure, plumbing, electrical or HVAC systems, first floor lobby, bathrooms, or exterior of the Premises may be made by Tenant without Landlord's prior written consent, which may be granted or withheld by Landlord in its discretion. In making any alterations, (i) Tenant shall deliver to Landlord the plans, specifications and necessary permits, together with certificates evidencing that Tenant's contractors and subcontractors have adequate insurance coverage naming Landlord and Landlord's agent as additional insureds, at least ten (10) days prior to commencement thereof, (ii) such alterations shall not impair the structural strength of the Building or any other improvements or reduce the value of the Premises, (iii) Tenant shall comply with Section 10 and (iv) the occupants of any adjoining property shall not be unreasonably disturbed thereby. All alterations to the Premises by Tenant shall be the property of Tenant until the expiration or termination of this lease; at that time all such alterations shall remain on the Premises and become the property of Landlord without payment by Landlord unless Landlord gives written notice to Tenant to remove the same, in which event Tenant will remove such alterations and repair any resulting damage. At Tenant's request prior to Tenant making any alterations, Landlord shall notify Tenant in writing, whether Tenant is required to remove such alterations at the expiration or termination of this lease. Notwithstanding Landlord's consent to alterations and improvements to the Premises, or Tenant's installation of alterations and improvements not requiring Landlord's consent, Tenant shall supply Landlord with plans and specifications for all such alterations and improvements, and the name of the contractor or persons performing the same, and Tenant shall not employ any contractor or persons to perform such work to whom Landlord reasonably objects.
  Mechanics' Liens.

  Tenant shall pay promptly any contractors and materialmen who supply labor, work or materials to Tenant at the Premises and shall take all steps required or permitted by law in order to avoid the imposition of any mechanic's lien upon all or any portion of the Premises. Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall bond against or discharge the same within thirty (30) days after Tenant has written notice that the lien or claim is filed regardless of the validity of such lien or claim. Nothing in this lease is intended to authorize Tenant to do or cause any work to be done or materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Throughout this lease the term "mechanic's lien" is used to include any lien, encumbrance or charge levied or imposed upon all or any portion of, interest in or income from the Premises on account of any mechanic's, laborer's, materialman's or construction lien or arising out of any debt or liability to or any claim of any contractor, mechanic, supplier, materialman or laborer and shall include any mechanic's notice of intention to file a lien given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person claiming to be entitled to any mechanic's lien.

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  Landlord's Right of Entry.

  Tenant shall permit Landlord and its Agents to enter the Premises, upon at least forty-eight (48) hours' telephone notice (except in the case of emergency) for the purpose of inspection, maintenance or making repairs, alterations or additions as well as to exhibit the Premises for the purpose of sale, financing, obtaining or maintaining insurance coverage and similar purposes, and, during the last nine (9) months of the Term, to exhibit the Premises to any prospective tenant. Landlord shall not unreasonably disturb the conduct of Tenant's business within the in exercising the foregoing rights.
  Damage by Fire or Other Casualty.
    If the Premises shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, subject to any mortgagee's consent to the conditions set forth in this Section 12, and subject also to the provisions of Paragraph (b) below, shall repair, rebuild or replace such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction; provided further, that if a casualty occurs during the last twelve (12) months of the Term or any extension thereof, Landlord may cancel this lease.
    The work shall be commenced promptly and completed with due diligence, taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer, and for delays beyond Landlord's reasonable control. In the event that, in the reasonable opinion of a reputable contractor or architect designated by Landlord (the "Rebuilding Report"), and communicated to Tenant, the work cannot reasonably be completed within one hundred eighty (180) days of the casualty, Landlord may terminate this lease by written notice to Tenant within ten (10) business days after Landlord receives the Rebuilding Report. In addition, if the Rebuilding Report shows that the work cannot reasonably be completed within two hundred ten (210) days of the casualty, Tenant may terminate this Lease by written notice to Landlord within ten (10) business days after Tenant receives the Rebuilding Report, but such termination must occur before Landlord has started repair and restoration.
    The net amount of any insurance proceeds (excluding proceeds received pursuant to a rental coverage endorsement) recovered by reason of the damage or destruction of the Premises in excess of the cost of adjusting the insurance claim and collecting the insurance proceeds (such excess amount being hereinafter called the "net insurance proceeds") shall be applied towards the reasonable cost of restoration. If in Landlord's reasonable opinion the cost of completing such restoration will exceed the net insurance proceeds despite Landlord's compliance with Section 7(e)(i), Landlord shall have the right, within thirty (30) days of the casualty, to terminate this lease and all the unaccrued obligations of the parties hereto by sending a written notice of such termination to Tenant, the notice to specify a termination date no less then ten (10) days after its transmission.
    Landlord's obligation or election to restore the Premises under this Section shall include the repair, restoration or replacement of the base Building and the Tenant Improvements,

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    but shall not include fixtures, alterations, furniture or any other property owned, installed, made by, or in the possession of Tenant.

    Rent shall equitably abate for any period that Tenant is unable to use all or a portion of the Premises as a result of a casualty normally covered by an "all risk" type of insurance policy.
  Condemnation.
    Termination. (i) If all of the Premises are taken by a condemnation; or (ii) subject to the provisions of Paragraph (b)(i) hereof, if any of the Premises is taken by a condemnation and, and Landlord determines that it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Premises, this lease shall terminate and all obligations hereunder shall cease as of the date upon which possession is taken by the condemnor and rent shall be apportioned and paid in full by Tenant to Landlord to that date.
    Partial Condemnation.
      If there is a partial condemnation and Landlord decides to terminate pursuant to Paragraph (a) hereof, except during the last two years of the term, Tenant may require Landlord to withdraw its notice of termination by: (A) giving Landlord written notice thereof within ten (10) days from transmission of Landlord's notice to Tenant of Landlord's intention to terminate, (B) agreeing to pay the cost of restoration in excess of the net condemnation proceeds received by Landlord as reduced by those sums expended by Landlord in collecting the condemnation proceeds, and (C) giving Landlord adequate security for such payment within such ten (10) day period.
      If there is a partial condemnation and this lease has not been terminated pursuant to Paragraph (a) hereof Landlord shall restore the Building and the improvements which are part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which possession shall have been taken by the condemnor. If the condemnation proceeds are more than adequate to cover the cost of restoration and Landlord's expenses in collecting the condemnation proceeds, any excess proceeds shall be retained by Landlord.
      If there is a partial condemnation and Landlord has not exercised its right to terminate on the date upon which the condemnor shall have obtained possession, the obligations of Landlord and Tenant under the lease shall be unaffected by such condemnation except that there shall be an equitable abatement for the balance of the Term of the rent according to the value of the Premises before and after the date upon which the condemnor shall have taken possession.
    Award. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemnor for removal expenses, business dislocation damages and moving expenses; provided and to the extent, however, that such claims or payments do not

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    reduce the sums otherwise payable by the condemnor to Landlord, and Tenant hereby waives all other claims against Landlord and against the condemnor.

    Temporary Taking. If the condemnor should take only the right to possession for a fixed period of time or for the duration of an emergency or other temporary condition, then, notwithstanding anything hereinabove provided, this lease shall continue in full force and effect but rent shall equitably abate for the period of the temporary taking, and the amounts payable by the condemnor with respect to any period of time prior to the expiration or sooner termination of this lease shall be paid by the condemnor to Landlord.
  Non-Abatement of Rent.

  Except as otherwise expressly provided as to the delay in completion of the Tenant Improvements and the Landlord's Work in Section 3, damage by fire or other casualty in Section 12, as to condemnation in Section 13, there shall be no abatement or reduction of the rent for any cause whatsoever, and this lease shall not terminate, and Tenant shall not be entitled to surrender the Premises. If a cessation of the electric, heating, ventilation or air conditioning service occurs which was caused by the negligence of Landlord, its contractors or vendors, and if such occurrence shall result in a "Shut-Down Condition" which shall exist for more than two (2) consecutive days, then the rent hereunder shall abate for each day that the Shut-Down Condition shall thereafter persist (i.e., each day after the two (2) day period) and for the five (5) day period after the Shut-Down Condition ends. "Shut-Down Condition" means that the majority of Tenant's personnel cannot reasonably perform their normal functions in the Premises due to such condition.
  Indemnification.

  Subject to Sections 7(e)(iii) and 16, Tenant will protect, indemnify and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including reasonable fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property in or about the Premises or Land occasioned wholly or in part by any act or omission of Tenant or its Agents, whether prior to, during or after the Term. In case any action or proceeding is brought against Landlord and/or its Agents by reason of the foregoing, Tenant, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Landlord) designated by the insurer whose policy covers such occurrence or by counsel designated by Tenant and approved by Landlord. Tenant's obligations pursuant to this Section 15 shall survive the expiration or termination of this Lease for a period of three (3) years from and after the termination of this Lease.

  Subject to Sections 7(e)(iii) and 16, Landlord will protect, indemnify and hold harmless Tenant and its Agents from and against any and all claims, actions, damages, liability and expense (including reasonable fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property in or about the Premises or Land occasioned wholly or in part by any act or omission of Landlord or its Agents, whether prior to, during or after the Term. In case any action or proceeding is brought against Tenant and/or its Agents by reason of the

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  foregoing, Landlord, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Tenant) designated by the insurer whose policy covers such occurrence or by counsel designated by Landlord and approved by Tenant. Landlord's obligations pursuant to this Section 15 shall survive the expiration or termination of this Lease for a period of three (3) years from and after the termination of this Lease.

  Waiver of Claims.

  Landlord and Tenant each hereby waives all claims for recovery against the other for any loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents; provided, however, that such waiver by Landlord shall not be effective with respect to any liability of Tenant described in Sections 4(c) and 7(f)(iii).
  Quiet Enjoyment.

  Landlord covenants that Tenant, upon performing all of its covenants, agreements and conditions of this lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this lease.
  Assignment and Subletting.
    Prohibition. Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon Tenant's reputation and creditworthiness and upon the continued operation of the Premises by Tenant for the particular use specified in this Lease; therefore, Tenant shall not, whether voluntarily, or by operation of law, or otherwise: (a) assign or otherwise transfer this Lease; (b) sublet the Premises or any part thereof, or allow the same to be used or occupied by anyone other than Tenant; or (c) mortgage, pledge, encumber, or otherwise hypothecate this Lease or the Premises, or any part thereof, in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord, which consent may not be unreasonably withheld or delayed. Any purported assignment, mortgage, transfer, pledge or sublease made without the prior written consent of Landlord shall be absolutely null and void. No assignment of this Lease shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee's assumption of all obligations of Tenant hereunder. Any consent by Landlord to a particular assignment, sublease or mortgage shall not constitute consent or approval of any subsequent assignment, sublease or mortgage, and Landlord's written approval shall be required in all such instances. No consent by Landlord to any assignment or sublease shall be deemed to release Tenant from its obligations hereunder and Tenant shall remain fully liable for performance of all obligations under this Lease.
    Rights of Landlord. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord (without prejudice to, or waiver of its rights), collect rent from the assignee, subtenant or occupant. Landlord or Agent may apply the net amount collected to

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    the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section. With respect to the allocable portion of the Premises sublet, in the event that the total rent and any other considerations received under any sublease by Tenant is greater than the total rent required to be paid (after deducting reasonable out-of-pocket costs of subletting), from time to time, under this Lease, Tenant shall pay to Landlord fifty percent (50%) of such excess as received from any subtenant and such amount shall be deemed a component of the rent.

    Permitted Transfers. The provisions of Section 18 (a) shall apply to a transfer of a majority (i.e. greater than 50% interest) of the voting stock of Tenant or to any other change in voting control of Tenant (if Tenant is a corporation), or to a transfer of a majority of the general partnership or membership interests in Tenant (if Tenant is a partnership or a limited liability company) or to a change in the managerial control of Tenant, or to any comparable transaction involving any other form of business entity, whether effectuated in one or more transactions, as if such transfer were an assignment of this Lease; but said provisions shall not apply to such a transfer, provided, in any of such events, the successor to Tenant (or any party remaining liable for the obligations of Tenant hereunder) (i) has a net worth at least equal to the net worth of Tenant as of the Commencement Date or (ii) is capable of satisfying Tenant's obligations hereunder, in Landlord's reasonable judgment. Any such permitted transferee shall execute and deliver to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee's assumption of all obligations of Tenant hereunder. Notwithstanding anything to the contrary contained in this Section 18, in no event may Tenant assign, mortgage, transfer, pledge or sublease this Lease to any entity whatsoever if, at the time of such assignment, mortgage, transfer, pledge or sublease, there exists an Event of Default by Tenant under this Lease. Notwithstanding anything contained in this Lease to the contrary, Tenant may assign this Lease or sublet the Premises to a Tenant Affiliate (hereinafter defined) without Landlord's consent, provided that Tenant give Landlord at least fifteen (15) days notice of such assignment or subletting and, if an assignment, the Tenant Affiliate assignee executes an assumption agreement in accordance with Section 18 (a). "Tenant Affiliate" means any entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Tenant. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to an entity, means the possession of the power to direct or cause the direction of the management and policies of such entity through the ownership more than thirty percent (30%) of entity voting interests or voting securities of such entity.
  Subordination; Mortgagee's Rights.
    Tenant agrees the this Lease is subordinate to a mortgage held by Nationwide Life Insurance Company , an affiliate, its successor or assigns ("Lender") with a maturity date in July, 2005 (the "Existing Mortgage"). If the term of the Existing Mortgage is extended beyond January 15, 2006, Landlord, in good faith and with due diligence, shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from the Lender in form and substance reasonably acceptable to Tenant and Lender.

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    Tenant agrees to subordinate this Lease to any future mortgage or other future encumbrance hereafter affecting the Premises, conditioned upon the delivery to Tenant of a subordination, non-disturbance and attornment agreement from the holder of such mortgage or other encumbrance in form and substance reasonably acceptable to Tenant and such holder. However, any mortgagee may at any time subordinate its mortgage to this lease, without Tenant's consent, by giving written notice to Tenant, and thereupon this lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery; provided, however, that such subordination shall not affect any mortgagee's right to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such mortgage and the execution of this lease.
    It is understood and agreed that any mortgagee shall not be liable to Tenant for any funds paid by Tenant to Landlord unless such funds actually have been transferred to such mortgagee by Landlord.

    Notwithstanding the provisions of Sections 12 and 13 above, Landlord's obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of Landlord's mortgagee(s).
  Recording; Tenant's Certificate.
    Tenant shall not record this lease or a memorandum thereof without Landlord's prior written consent.
    Within ten (10) business days after Landlord's written request from time to time, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying the Commencement Date and Expiration Date of this lease, that this lease is in full force and effect and has not been modified and otherwise as set forth in the form of estoppel certificate attached as Exhibit "E" or with such modifications as may be necessary to reflect accurately the stated facts and/or such other certifications and financial information pertaining to Tenant as may be reasonably requested by a mortgagee or purchaser related to this lease.
  Surrender; Abandoned Property.
    Subject to the terms of Sections 9(b), 12(a) and 13(b), at the expiration or termination of this lease, Tenant promptly yield up in the same condition, order and repair in which they are required to be kept throughout the Term, the Premises and all improvements thereto, and all fixtures and equipment servicing the Building, ordinary wear and tear excepted.
    Upon or prior to the expiration or termination of this lease, Tenant shall remove any personal property from the Premises. Any personal property remaining thereafter shall be deemed conclusively to have been abandoned, and Landlord, at Tenant's expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property as its property. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage and any rent due under this lease.

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    If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or termination of this lease or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and conditions set forth in this lease, except that the monthly installment of the Minimum Annual Rent during such continued occupancy shall be 175% of the amount applicable to the last month of the Term; Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent shall constitute a default hereunder, Tenant shall be liable to Landlord for all damages of such holdover and shall be subject to all the remedies available to Landlord.
  Curing Defaults.

  If Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon from the respective dates of Landlord's incurring such costs, which sums and costs together with interest shall be deemed additional rent.
  Defaults - Remedies.
    Defaults. It shall be an event of default ("Event of Default"):
      If Tenant does not pay in full when due any and all rent and fails to cure the same within any applicable notice period provided in Section 23(c) below;
      If Tenant fails to observe and perform or otherwise breaches any other provision of this lease and fails to cure the same within any applicable notice period provided in Section 23(c) below;
      Subject to the the proviso at the end this Section 23(a)(iii), if Tenant abandons the Premises, which shall be conclusively presumed if the Premises remain unoccupied for more than thirty (30) consecutive days, provided, however that, such abandonment shall not constitute an Event of Default if Tenant does not commit any other Event of Default during such period of abandonment;
      If a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant's assets is commenced; provided, however, that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute Event of Default until such proceeding has continued unstayed for more than sixty (60) consecutive days.
    Remedies. Then, and in any such event, Landlord shall have the following rights:

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      To charge a late payment fee equal to the greater of $100 or 5% of any amount owed to Landlord pursuant to this lease which is not paid within five (5) days after the due date.
      To enter and repossess the Premises, by breaking open locked doors if necessary, and remove all persons and all or any property therefrom, by action at law or otherwise, without being liable for prosecution or damages therefor, and Landlord may, at Landlord's option, make reasonable alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant's account. Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. In the event of reletting without termination of this lease, Landlord may at any time thereafter elect to terminate this lease for such previous breach.
      To accelerate the whole or any part of the rent for the balance of the Term, and declare the same to be immediately due and payable, which if the same is paid by Tenant within thirty (30) days of written demand.
      To terminate this lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.
    Grace Period. Notwithstanding anything hereinabove stated, neither party will exercise any available right because of any non-performance by the other except those remedies contained in subsection (b)(i) of this Section, unless such party shall have first given ten (10) days written notice thereof to the non-performing party, and the non-performing party shall have failed to cure the non-performance within such period; provided, however, that:
      No such notice shall be required if Tenant fails to comply with the provisions of Sections 21(a) or 21(b), in the case of emergency as set forth in Section 22 or in any Event of Default enumerated in subsection (a)(iii) or subsection (iv) of this Section.
      Landlord shall not be required to give such ten (10) days notice more than two (2) times during any lease year.
      If the default consists of something other than the failure to pay money which cannot reasonably be cured within ten (10) days, neither party will exercise any right if the defaulting party begins to cure the default within the ten (10) days and continues actively and diligently in good faith to completely cure said default.
      Tenant agrees that any notice given by Landlord pursuant to this Section which is given in compliance with Section 27 shall be adequate notice for the purpose of Landlord's exercise of any available remedies.
      These provisions shall not extend any period within which Landlord or Tenant must notify the other pursuant to Section 3 or within which Tenant must exercise any option to extend or terminate this lease.

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    Non-Waiver; Non-Exclusive. No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by an Event of Default shall not constitute a waiver of Landlord's right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of rent due, or Landlord's right to pursue any other available remedy. Landlord and Tenant agree that, in the Event of Default, Landlord shall use commercially reasonable efforts to mitigate damages and relet all or any part of the Premises in any manner, for any term, for such rent and upon terms reasonably satisfactory to Landlord, provided, however, that Landlord shall in no event be obligated to relet any portion of the Premises before leasing any other unoccupied portions of the Great Valley Corporate Center or any other property Landlord or any affiliate of Landlord owns or controls.
    Costs and Attorneys' Fees. If either party commences an action against the other party arising out of or in connection with this lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.
    CONFESSION OF JUDGMENT.
      WHEN THIS LEASE AND THE TERM OR ANY EXTENSION THEREOF SHALL HAVE BEEN TERMINATED ON ACCOUNT OF ANY DEFAULT BY TENANT AND LANDLORD SHALL HAVE PROVIDED TENANT, OR WHEN THE TERM OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, TENANT HEREBY AUTHORIZES ANY ATTORNEY OF ANY COURT OR RECORD OF THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR TENANT AND FOR ANYONE CLAIMING BY, THROUGH OR UNDER TENANT AND TO CONFESS JUDGMENT AGAINST ALL SUCH PARTIES, AND IN FAVOR OF LANDLORD, IN EJECTMENT AND FOR THE RECOVERY OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE OR A TRUE AND CORRECT COPY HEREOF SHALL BE GOOD AND SUFFICIENT WARRANT. AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED IT SHALL BE DETERMINED AND POSSESSION OF THE PREMISES REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME DEFAULT AND UPON ANY SUBSEQUENT DEFAULT(S) OR UPON THE TERMINATION OF THIS LEASE OR TENANT'S RIGHT OF POSSESSION AS

      24

      HEREIN SET FORTH, TO AGAIN CONFESS JUDGMENT AS HEREIN PROVIDED, FOR WHICH THIS LEASE OR A TRUE AND CORRECT COPY HEREOF SHALL BE GOOD AND SUFFICIENT WARRANT.

      THE WARRANT TO CONFESS JUDGMENT SET FORTH ABOVE SHALL CONTINUE IN FULL FORCE AND EFFECT AND BE UNAFFECTED BY AMENDMENTS TO THIS LEASE OR OTHER AGREEMENTS BETWEEN LANDLORD AND TENANT EVEN IF ANY SUCH AMENDMENTS OR OTHER AGREEMENTS INCREASE TENANT'S OBLIGATIONS OR EXPAND THE SIZE OF THE PREMISES. TENANT WAIVES ANY PROCEDURAL ERRORS IN CONNECTION WITH THE ENTRY OF ANY SUCH JUDGMENT OR IN THE ISSUANCE OF ANY ONE OR MORE WRITS OF POSSESSION OR EXECUTION THEREON.
      TENANT KNOWINGLY AND EXPRESSLY WAIVES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (ii) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT'S PROPERTY OR THEREAFTER.

  Initials on behalf of Tenant: ___________

  Representations of Tenant.

  Tenant represents to Landlord and agrees that:

    The word "Tenant" as used herein includes the Tenant named above as well as its successors and assigns, each of which shall be under the same obligations and liabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this lease as Tenant. Each and every of the persons named above as Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless Tenant has complied with the terms of Section 18 and the assignment to such assignee is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.
    If Tenant is a corporation, partnership or any other form of business association or entity, Tenant is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated

  25

  herein, so that when executed, this lease constitutes a valid and binding obligation enforceable in accordance with its terms.

  Liability of Landlord.

  The word "Landlord" as used herein includes the Landlord named above as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this lease as Landlord. Any such person or entity, whether or not named herein, shall have no liability hereunder after it ceases to hold title to the Premises except for obligations already accrued and Tenant shall look solely to Landlord's successor in interest for the performance of the covenants and obligations of the Landlord hereunder which thereafter shall accrue, provided that Landlord's successor in interest has assumed Landlord's obligations under this Lease from the date of succession. Neither Landlord nor any principal of Landlord nor any owner of the Premises, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this lease or the Premises, and if Landlord is in breach or default with respect to Landlord's obligations under this lease or otherwise, Tenant shall look solely to the equity of Landlord in the Premises, the net proceeds from any sale of the Premises by Landlord, the insurance proceeds from any casualty at the Premises, and the proceeds from any condemnation of the Premises for the satisfaction of Tenant's claims. Notwithstanding the foregoing, no mortgagee or ground lessor succeeding to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall be (a) liable for any previous act or omission of a prior landlord, (b) subject to any rental offsets or defenses against a prior landlord or (c) bound by any amendment of this lease made without its written consent, or by payment by Tenant of Minimum Annual Rent in advance in excess of one monthly installment.
  Interpretation; Definitions.
    Captions. The captions in this lease are for convenience only and are not a part of this lease and do not in any way define, limit, describe or amplify the terms and provisions of this lease or the scope or intent thereof.
    Entire Agreement. This lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Premises. No rights, easements or licenses are acquired in the Premises or any land adjacent to the Premises by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. This lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word "including" followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. Both parties having participated fully and equally in the negotiation and preparation of this lease, this lease shall not be more strictly construed, nor any ambiguities in this lease resolved, against either Landlord or Tenant.

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    Covenants. Each covenant, agreement, obligation, term, condition or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this lease unless otherwise expressly provided. All of the terms and conditions set forth in this lease shall apply throughout the Term unless otherwise expressly set forth herein.
    Interest. Wherever interest is required to be paid hereunder and no specific rate of interest or reference to an index for determining such rate is stated, such interest shall be at the rate of five (5%) percent over the prime rate as reported in The Wall Street Journal from time to time.
    Severability; Governing Law. If any provisions of this lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This lease shall be construed and enforced in accordance with the laws of the state in which the Premises is located.
    "Mortgage" and "Mortgagee. " The word "mortgage" as used herein includes any lien or encumbrance on the Premises or the Premises or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord's interest is or becomes a leasehold estate. The word "mortgagee" as used herein includes the holder of any mortgage, including any ground lessor if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.
    "Person." The word "person" is used herein to include a natural person, a partnership, a corporation, an association and any other form of business association or entity.
    "Rent." The term "rent" as used in this lease means the Minimum Annual Rent, Annual Operating Expenses and any other additional rent or sums payable by Tenant to Landlord pursuant to this lease, all of which shall be deemed rent for purposes of Landlord's rights and remedies with respect thereto. Tenant shall pay all rent to Landlord within thirty (30) days after Tenant is billed, unless otherwise provided in this lease, and interest shall accrue on all sums due but unpaid.
    No Consequential Damages. Notwithstanding any provision in this Lease, in no event shall Landlord or Tenant be liable (including, without limitation, under any indemnity set forth in this Lease) for any special, punitive, incidental, indirect or consequential damages in connection with this Lease, the use of the Premises or for any other reason whatsoever and all such damages are hereby waived.
    No Third-Party Beneficiaries. There are no third party beneficiaries of this Lease, either express or implied

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  Notices.

  Any notice or other communication under this lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified at the beginning of this lease (or to such other address as either may designate by notice to the other) with a copy to any mortgagee or other party designated by Landlord. After the Commencement Date, notices to the Tenant shall be addressed to the Tenant at the Premises. Except for notices expressly permitted to be given by facsimile transmission, if any, each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed received on the day of actual receipt by the intended recipient or on the business day delivery is refused. The giving of notice by Landlord's attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord; however, the foregoing provisions governing the date on which a notice is deemed to have been received shall mean and refer to the date on which a party to this lease, and not its counsel or other recipient to which a copy of the notice may be sent, is deemed to have received the notice.
  Option To Extend Term.
    Provided that an Event of Default is not then continuing, Tenant shall have the right and option ("Extension Option") to extend the Term for two (2) additional periods of five (5) years each (each an "Extension Term"), exercisable in the following manner. If Tenant is desirous of exercising an Extension Option under this Section 28, Tenant shall give Landlord prior written notice, at least ten (10), but no more than fifteen (15) months in advance of the next scheduled Expiration Date, of Tenant's intention to extend the Term ("Tenant's Extension Notice"), it being agreed that time is of the essence. Within thirty (30) days after receipt of Tenant's Extension Notice, Landlord shall notify Tenant of Landlord's determination of rent, which shall be equivalent to ninety-five (95%) percent of Fair Market Rental Value (defined below) as determined pursuant to this Section 28, which Landlord proposes to be applicable to the Extension Term ("Landlord's Extension Rent Notice"). Landlord shall include with Landlord's Extension Rent Notice data in support of Landlord's determination of Fair Market Rental Value. Within ten (10) days following Tenant's receipt of Landlord's Extension Rent Notice, Tenant shall notify Landlord in writing (the "Tenant Response") that Tenant either (1) accepts Landlord's determination of rent for the Extension Term ("Landlord's Determination"), or, (2) disagrees with Landlord's Determination and proposes Tenant's determination of rent for the Extension Term ("Tenant's Determination"), in which case the procedure set forth in Section 28(a)(i) shall operate, and Fair Market Rental Value will be determined as follows.
      During the fifteen (15) days following Tenant's Response, Landlord and Tenant shall attempt to agree on the rent for the Extension Term, or if not successful, upon a single appraiser who (a) shall be an MAI member of the Appraisal Institute certified to perform appraisals in Pennsylvania in accordance with applicable law (b) shall have a minimum of ten (10) years experience in real estate leasing in Chester County, Pennsylvania, or appraisal of leases in first class suburban office buildings located in the Great Valley/Malvern, Pennsylvania area and (c) has not conducted within the previous one (1) year, does not presently conduct, and

      28

      does not anticipate conducting a material amount of business with either Landlord or Tenant or their affiliates, or otherwise have a financial interest in either Landlord or Tenant or their affiliates and who is otherwise independent (the "Appraiser Qualification"). If Landlord and Tenant are unable to agree upon a single appraiser within such fifteen (15) day period, then Landlord and Tenant shall draw by lot to determine which of them (the "First Party") within the following seven (7) days shall provide the other party (the "Second Party") with the names and qualifications of three (3) appraisers who are acceptable to the First Party and who meet the Appraiser Qualifications. Such list shall be accompanied by a statement of all business conducted by each such proposed appraiser with the First Party and its affiliates within the previous one (1) year. The Second Party within seven (7) days thereafter shall select one (1) of the three (3) appraisers and shall notify the First Party in writing of its selection. The appraiser so selected shall be the appraiser hereunder for purposes of the determination of Fair Market Rent. The parties shall share equally the cost of the appraiser.

      During the seven (7) days following the selection of the appraiser, Landlord and Tenant shall each prepare a written critique of the other's determination of Fair Market Rental Value, as set forth in its Determination Notice, and on the seventh (7th) day Landlord and Tenant shall deliver to each other their written critiques. On the tenth (10th) day following delivery of the critiques to each other, Landlord's and Tenant's determinations of Fair Market Rent (as originally set forth in their Determination Notices, with no modifications or additions whatsoever permitted), and Landlord's and Tenant's critiques shall be submitted to the appraiser. Within fifteen (15) days thereafter, the appraiser shall decide in writing whether the Landlord's or the Tenant's determination of the Fair Market Rental Value is more correct, and shall state in detail the reasons therefor. The determination so chosen shall be the Fair Market Rental Value. The appraiser shall be empowered to choose only between the Landlord's and the Tenant's determinations, and shall reach no other or compromise decision. The appraiser's decision shall be final and binding on Landlord and Tenant.
    Each Extension Term shall begin on the Expiration Date and thereafter the Expiration Date shall be deemed to be, following the exercise of the first Extension Option, twelve and one-half (12-1/2)years following the Commencement Date, and following the exercise of the second Extension Option, seventeen and one-half (17-1/2) years following the Commencement Date.
    Upon the exercise of the first Extension Option there shall be only one option remaining, and following the exercise of the second Extension Option, or upon failure to exercise the first Extension Option, there shall be no further options to extend.
    The Minimum Annual Rent payable by Tenant shall be ninety-five (95%) per cent of the Fair Market Rental Value, as defined below, as of the commencement of each Extension Term; provided, however, that in no event shall the Minimum Annual Rent payable by Tenant during any lease year of any Extension Term be less than the Minimum Annual Rent payable by Tenant during the final lease year immediately preceding the current Extension Term.
    For the purposes of this Section 28, "Fair Market Rental Value" shall mean, as of the date in question, the then current annual rental charge, including provisions for subsequent

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    increases and other adjustments for leases or agreements to lease then currently being negotiated, or executed in comparable space located in the Building (if applicable), Great Valley Corporate Center, Malvern, Pennsylvania, and leases or agreements to lease then currently being negotiated or executed for comparable class "A" office space located elsewhere in office buildings owned by Landlord located in the Great Valley/Malvern, Pennsylvania area, for a term commencing on or about the then scheduled Expiration Date of this Lease. In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: size, location of premises, lease term, condition of Building, condition of the premises, economic concessions (including tenant improvements being performed by landlords for tenants, or tenant improvement allowances being granted by landlords to tenants), then being granted by Landlord to tenants and services provided by the Landlord.

    Landlord and Tenant shall enter into an amendment setting forth the Extension Term .
  Rooftop Communications System.

  Tenant shall have the right to install satellite/microwave dish(es) (the "Satellite System") on the roof of the Building at Tenant's sole cost and expense provided, however the installation and use of the Satellite System by Tenant shall be subject to the following conditions: (a) prior to any such installation, the size, specifications and location of the Satellite System shall be subject to review and approval by Landlord, in Landlord's sole discretion, and Landlord, at Tenant's sole cost and expense shall have received a written report addressed to Landlord from a reputable structural engineer reasonably acceptable to Landlord stating that the proposed installation of the Satellite System shall not adversely affect the roof or the Building or the structural integrity of the roof or Building, or any warranties applicable to the roof; (b) the installation of the Satellite System shall comply with all Laws and Requirements, and all recorded covenants and restrictions, (c) the installation and use of the Satellite System shall comply with all applicable provisions of Lease (d) Tenant shall repair or replace any portion of the Premises or any system serving the Premises caused by the installation, maintenance, operation, repair, replacement or removal of the Satellite System (e) the Satellite System, and each part thereof, shall be installed and removed by a licensed contractor, and if required by Landlord shall be completed by Landlord's roofing contractor with respect to any work related to the roof or roof membrane of the Building; (f) without limitation on any of the foregoing, Tenant in accordance with the requirements applicable to the type of roof at the Building and to the roof warranty applicable to the roof shall patch and fill any holes or penetrations of the roof or roof membrane occasioned by the installation, use, repair, maintenance, replacement, operation or removal of the Satellite System, and; (g) at the expiration or sooner termination of the Lease, Tenant shall remove the Satellite System.

  Security.

  Concurrently with the date of this Lease, Tenant shall deposit with Landlord Security for the performance of Tenant's obligations under this Lease in the amount of Four Hundred Thousand Dollars ($400,000.00) in the form of either cash or Security Letter of Credit(defined below). From time to time throughout the Term, Tenant shall be permitted to substitute the

  30

  forms of Security between cash and the Security Letter of Credit upon at least five (5) days' prior notice to Landlord.

    If the Security is in the form of cash, Tenant shall deposit with Landlord the cash Security to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this Lease. Tenant shall not be entitled to any interest whatsoever on the Security. Landlord shall have the right to commingle the Security with its other funds. Landlord may apply the whole or any part of the Security to any payment or amount due as a result of an existing Event of Default. Landlord's application of the Security, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law or in equity (it being intended that Landlord shall not first be required to proceed against the cash Security ) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If Landlord uses all or any portion of the Security as herein provided, within ten (10) days after written demand therefor, Tenant shall pay Landlord cash in amount equal to that portion of the Security used by Landlord. Subject to the condition that, during the first thirty-six (36) months of the Term, Tenant has not committed more than two (2) monetary Events of Default, Tenant shall have the right to reduce the Security to Thirty Thousand Dollars ($30,000.00) by written request for such reduction to Landlord. If an Event of Default is not then continuing under the Lease, the cash Security (or any balance thereof) shall be returned or paid over to Tenant within thirty (30) days after the last to occur of (i) the date on which the Term has expired or is terminated, or (ii) delivery to Landlord of possession of the Premises.
    If the Security is in the form of a Security Letter of Credit, Tenant shall deliver to Landlord the Security Letter of Credit (hereinafter defined), representing security for the full and faithful performance and observance by Tenant of Tenant's covenants and obligations under this Lease (the Security Letter of Credit and the cash proceeds of which are referred to in this Lease as the "Security").
      If an Event of Event of Default is continuing, Landlord may, without notice to Tenant (except for notices expressly provided for in this Lease), draw upon the Security Letter of Credit and use, apply, set off or retain the whole or any part of the Security, to the extent required for the payment of any Rent or other sums due or to become due from Tenant under this Lease, in addition to other remedies available to Landlord. In the event Landlord shall so use, apply or retain the whole or any part of the Security, Tenant shall, within ten (10) days after written demand therefor, deliver to Landlord cash equal to the amount so used, which cash shall be part of the Security. The drawing of the Security Letter of Credit and use, application or retention of the Security, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law or in equity (it being intended that Landlord shall not first be required to proceed against the Security) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If an Event of Default is not then continuing under the Lease, the Security (or any balance thereof) shall be returned or paid over to Tenant within thirty (30) days after the last to occur of (i) the date on which the Term has expired or is terminated, or (ii) delivery to Landlord of possession of the Premises. Landlord may deliver the Security Letter of Credit and other Security to any purchaser of Landlord's interest in the Premises (or any successor landlord , if applicable), and upon

      31

      delivery of the Security Letter of Credit and other Security to the purchaser or Successor Landlord, Landlord shall be discharged of and from any further liability with respect to same.

      "Security Letter of Credit", as used in this Lease, shall mean one (1) letter of credit in the initial face amount of Four Hundred Thousand Dollars ($400,000.00), such letter of credit to be an irrevocable, transferable, and assignable letter of credit obtained by Tenant and issued to Landlord by a United States national bank, having a transactional office in Philadelphia, Pennsylvania , with assets of at least Two Billion Dollars ($2,000,000,000.00), in the form of Exhibit "H" -- Security Letter of Credit attached hereto and made a part hereof (except, as to any substitute Security Letter of Credit, for the expiration date which, as to any such substitute Security Letter of Credit, must comply with the next sentence). Tenant shall deliver to Landlord, on or before sixty (60) days before expiration of the then effective Security Letter of Credit, a substitute Security Letter of Credit expiring no sooner than twelve (12) months after the date of issuance in an amount equal to the amount required by this Section. Upon at least five (5) days notice to Tenant and without limitation on Landlord's other rights to draw on the Security Letter of Credit, Landlord shall have the right to draw the full amount of the Security Letter of Credit if Tenant does not deliver to Landlord a substitute Security Letter of Credit on or before sixty (60) days before the expiration of the then effective Security Letter of Credit. All costs associated with the Security Letter of Credit shall be paid by Tenant.
      Subject to the condition that, during the first thirty-six (36) months of the Term, Tenant has not committed more than two (2) monetary Events of Default, Tenant shall have the right to reduce the Security Letter of Credit from the initial face amount of Four Hundred Thousand Dollars ($400,000.00) to Thirty Thousand Dollars ($30,000.00) by written request for such reduction to Landlord.
  Broker.

  The parties agree that they have dealt with no brokers in connection with this lease, except for Julien J. Studley, Inc. whose commission shall be paid by Landlord pursuant to separate agreement. Landlord agrees to indemnify Tenant and hold Tenant harmless from the commission payable to Julien J. Studley, Inc., and each party agrees to indemnify and hold the other harmless from any and all claims for commissions or fees in connection with the Premises and this lease from any other real estate brokers or agents with whom they may have dealt.

  Expansion to Another Building.

  If Tenant desires to expand to occupy at least 40,000 total contiguous rentable square feet of office/R&D/light assembly space ("Tenant's Expansion Requirement") and provided that an Event of Default is not then continuing, Tenant may notify Landlord no later than the end of fifty-fourth (54th) month of the Term. Within fifteen (15) days after receipt of Tenant's notice ("Expansion Notice Date"), Landlord will then notify Tenant whether or not Landlord has any space to offer to Tenant to satisfy Tenant's Expansion Requirement available in the Search Area (defined below) commencing on the date which coincides with the beginning of the sixty-seventh (67th) month of the Term ("Landlord's Notice"). The available space in the Search Area must be in a single building of comparable quality with comparable visibility to 40 Valley

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  Stream Parkway and reasonably acceptable to Tenant ("Acceptable Expansion Building"). Landlord may offer space comparable to the Premises in the Route 202 corridor, defined as excluding the King of Prussia submarket (Upper Merion Township, Montgomery County) but including other buildings owned by Landlord in Chester County moving South along Route 202, and in all events located North of Route 3 (the "Search Area").

    If an Acceptable Expansion Building is available, Tenant and Landlord shall negotiate in good faith the terms of the lease for the Acceptable Expansion Building ("Expansion Building Lease"), and shall enter into such lease no later than sixty (60) days after the Expansion Notice Date. The lease terms shall be subject to mutual good faith acceptance by Landlord and Tenant, shall provide for commencement on or before beginning of the sixty-seventy (67th) month of the Term, shall provide for a term of at least five (5) years, with rents at then market rates for the market of the Acceptable Expansion Building, and otherwise shall be at then market terms. If the Expansion Building Lease is signed within sixty (60) days after the Expansion Notice Date, Landlord agrees to terminate this Lease effective the end of the sixty-sixth (66th) month of this Lease, provided there in then no continuing Event of Default.
    If Tenant does not have an Acceptable Expansion Building at the Expansion Notice Date, Landlord agrees to permit Tenant to terminate this Lease, with the termination date at end of sixty-six (66th) month (the "Early Termination Date"), so long as no Event of Default is then continuing. Tenant must give Landlord notice to terminate no later than fifteen (15) days after receipt of Landlord's Notice, time being of the essence. In exchange for early termination, Tenant shall pay to Landlord, at least sixty (60) days prior to the Early Termination Date, the balance of Landlord's unamortized lease transaction costs as of the Early Termination Date. Landlord's schedule of unamortized lease transaction costs is set forth on Exhibit "H" - Landlord's Schedule of Unamortized Costs.
  Landlord's Default.

  If Landlord shall be in default in the performance of any of its obligations under this Lease for thirty (30) consecutive days after written notice from Tenant (unless such default is not susceptible of cure within thirty (30) days in which event Landlord shall have failed to commence curing such default within such thirty (30) day period and to diligently prosecute such cure to completion), then Tenant shall notify Landlord in writing if Tenant intends to cure such default on behalf of Landlord., and Tenant shall thereafter have the immediate right to cure such default by Landlord. Landlord shall reimburse Tenant for all reasonable out-of-pocket costs incurred by Tenant in curing such default within ten (10) days after Landlord receives a bill therefor (which bill shall set forth in reasonable detail the costs for which compensation is claimed), together with interest from the date of Tenant's payment. Notwithstanding the foregoing, Tenant shall not have any right in exercising its remedies under the preceding sentence to make any repairs or modifications to areas outside of the Premises. The rights and remedies granted to Tenant pursuant to this Section are in addition to all other rights and remedies which Tenant may have by law or equity on account of a default by Landlord in the performance of its obligations under this Lease.

  Conversion to Office Space.

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Provided that at least twenty four (24) months will remain in the Term when the Conversion Space is Substantially Completed , Tenant may convert all (but not less than all) of its planned warehouse/packaging space in the Building into office space subject to Tenant's compliance with the provisions of this Lease (the "Conversion Space"). If Tenant wishes to so convert the Conversion Space and provided that an Event of Default is not then continuing, Tenant shall give Landlord irrevocable notice of Tenant's intention to convert the Conversion Space, and with such notice shall provide at least preliminary plans for such conversion. Landlord will offer an additional tenant improvement allowance of $ .16 per rentable square foot times the number of months remaining in the original Term times 4962 rentable square feet; provided at least twenty four (24) months remain in the original Term (the "Conversion Allowance"). Tenant shall use the Conversion Allowance only for Tenant improvements to the Conversion Space. Landlord shall disburse the Conversion Allowance to Tenant for completed work upon Tenant's presentation of invoices or other reasonable disbursment request materials within thirty (30) days after the date of Substantial Completion of the Conversion Space.

Minimum annual and minimum monthly rent will be increased by adding to the then current monthly Minimum Rent the amount necessary to amortize the Conversion Allowance over the remaining Term beginning from the date of Substantial Completion of the Conversion Space, at a ten percent (10%) amortization rate.

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IN WITNESS WHEREOF, the parties have entered into this Lease as of the date set forth in the Preamble above.

LANDLORD

LIBERTY PROPERTY LIMITED PARTNERSHIP

By: Limited Property Trust, Sole General Partner
Date Signed: 12/31 , 200 4	By:	/s/ James J. Mazzarelli, Jr.
		Name:	James J. Mazzarelli, Jr.
		Title:	Senior Vice President and City Manager

TENANT

AUXILIUM PHARMACEUTICALS, INC.
Date Signed: 12/31 , 200 4	By:	/s/ G. A. Henwood
		Name:	G. A. Henwood
		Title:	President and Chief Executive Officer

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EXHIBIT A--SITE PLAN

[Omitted]

EXHIBIT B---PRELIMINARY TENANT IMPROVEMENT PLANS AND SPECIFICATIONS

[Omitted]

EXHIBIT C--BUILDING RULES

1. As stated in the lease, Tenant shall not use the Premises as a "place of public accommodation" as defined in the Americans with Disabilities Act of 1990, which identifies the following categories into one or more of which a business must fall to be a "place of public accommodation":

    Places of lodging (examples: hotel, motel)

    Establishments serving food or drink (examples: bar, restaurant)

    Places of exhibition or entertainment (examples: motion picture house, theater, stadium, concert hall)

    Places of public gathering (examples: auditorium, convention center, lecture hall)

    Sales or rental establishments (examples: bakery, grocery store, hardware store, shopping center)

    Service establishments (examples: bank, laundromat, barber shop, funeral parlor, hospital, gas station, business offices such as lawyer, accountant, healthcare provider or insurance office)

    Stations used for specified public transportation (examples: bus terminal, depot)

    Places of public display or collection (examples: museum, library, gallery)

    Places of recreation (examples: park, zoo, amusement park)

    Places of education (examples: nursery, elementary, secondary, private or other undergraduate or postgraduate school)

    Social service center establishments (examples: day-care center, senior citizen center, homeless shelter, food bank, adoption agency)

    Places of exercise or recreation (examples: gym, health spa, bowling alley, golf course)

2. Any sidewalks, lobbies, passages, elevators and stairways shall not be obstructed or used by Tenant for any purpose other than ingress and egress from and to the Premises. Landlord shall in all cases retain the right to control or prevent access by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace or character of the Property.

3. The toilet rooms, toilets, urinals, sinks, faucets, plumbing or other service apparatus of any kind shall not be used for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.

4. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. No person shall go on the roof without Landlord's permission.

5. Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and Tenant shall not install any window covering which would affect the exterior appearance of the Building, except as approved in writing by Landlord. Tenant shall not remove, without Landlord's prior written consent, any shades, blinds or curtains in the Premises.

6. Without Landlord's prior written consent, Tenant shall not hang, install, mount, suspend or attach anything from or to any sprinkler, plumbing, utility or other lines. If Tenant hangs, installs, mounts, suspends or attaches anything from or to any doors, windows, walls, floors or ceilings, Tenant shall sand and spackle all holes and repair any damage caused thereby or by the removal thereof at or prior to the expiration or termination of the lease. Without Landlord's prior written consent, no walls or partitions shall be painted, papered or otherwise covered or moved in any way or marked or broken, without Landlord's consent not to be unreasonably withheld or delayed; nor shall any connection be made to electric wires for running fans or motors or other apparatus, devices or equipment; nor shall machinery of any kind other than customary small business machines be allowed in the Premises; nor shall Tenant use any other method of heating, air conditioning or air cooling than that provided by Landlord; nor shall any mechanics be allowed to work in or about the Building other than those employed by Landlord.

7. Tenant shall not change any locks nor place additional locks upon any doors and shall surrender all keys and passes at the end of the Term.

8. Tenant shall not use nor keep in the Building any matter having an offensive odor, nor explosive or highly flammable material, nor shall any animals other than seeing eye dogs in the company of their masters be brought into or kept in or about the Premises.

9. If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall reasonably direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted. Landlord shall have the reasonable right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Tenant's expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the reasonable right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same.

10. Tenant shall not place weights anywhere beyond the safe carrying capacity of the Building which is designed to normal office building standards for floor loading capacity. Landlord shall have the reasonable right to exclude from the Building heavy furniture, safes and other articles which may be hazardous or to require them to be located at designated places in the Premises. Tenant shall obtain Landlord's written consent prior to the installation of any vending machines in the Premises.

11. The use of rooms as sleeping quarters is strictly prohibited at all times.

12. Tenant shall have the right, at Tenant's sole risk and responsibility, to use its proportional share of the parking spaces at the Property as reasonably determined by Landlord. Tenant shall comply with all parking regulations promulgated by Landlord from time to time for the orderly use of the vehicle parking areas, including without limitation the following: Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks and (in designated areas) bicycles. No vehicles shall be left in the parking lot overnight. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Property or with loading and unloading areas of other tenants. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner's sole risk, and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Tenant shall cooperate with Landlord in any measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided that no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under its lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence.

13. Tenant shall not smoke in the Building which Landlord has designated as a non-smoking building.

14. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent same.

15. Tenant shall provide Landlord with a written identification of any vendors engaged by Tenant to perform services for Tenant at the Premises (examples: security guards/monitors, telecommunications installers/maintenance). Tenant shall permit Landlord's employees and contractors and no one else to clean the Premises unless Landlord consents in writing. Tenant assumes all responsibility for protecting its Premises from theft and vandalism and Tenant shall see each day before leaving the Premises that all lights are turned out and that the windows and the doors are closed and securely locked.

16. Landlord shall provide Tenant with the move-in and move-out policies for the Building with which Tenant shall comply. Throughout the Term, no furniture, packages, equipment, supplies or merchandise of Tenant will be received in the Building, or carried up or down in the elevators or stairways, except during such hours as shall be reasonably designated by Landlord, and Landlord in all cases shall also have the reasonable, exclusive right to prescribe the method and manner in which the same shall be brought in or taken out of the Building. At the end of the Term, Tenant's obligations regarding surrender of the Premises shall include Tenant's obligation to shampoo all carpet, strip and re-wax all vinyl composite tile and replace any damaged ceiling tiles, the cost of which obligations shall be deducted from the Security if not completed by Tenant prior to the Expiration Date.

17. Tenant shall not place oversized cartons, crates or boxes in any area for trash pickup without Landlord's prior approval. Landlord shall be responsible for trash pickup of normal office refuse placed in ordinary office trash receptacles only. Excessive amounts of trash or other out-of-the-ordinary refuse loads will be removed by Landlord upon request at Tenant's expense.

18. Tenant shall cause all of Tenant's Agents to comply with these Building Rules.

19. Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules and regulations as, in Landlord's reasonable judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Property. Notice of any action by Landlord referred to in this paragraph, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper and rightful enjoyment of the Premises by Tenant under the lease.

20. Tenant shall be deemed to have read these Building Rules and to have agreed to abide by them as a condition to Tenant's occupancy of the Premises.

21. Landlord shall not be arbitrary or discriminatory in enforcing these Building Rules against Tenant as compared to other single tenant building tenants in the Great Valley Corporate Center. If there is any conflict between the Building Rules and the Lease, the Lease shall prevail.

EXHIBIT D--LEASE COMMENCEMENT CERTIFICATE

LEASE COMMENCEMENT CERTIFICATE

The undersigned, as duly authorized officers and/or representatives of LIBERTY PROPERTY LIMITED PARTNERSHIP ("Landlord") and ________________________________________ ("Tenant"), hereby agree as follows with respect to the Lease Agreement (the "Lease") between them for premises located at _____________________________________ _______________________________ (the "Premises"):

1. Date of Lease: __________________________, 19____

2. Commencement Date: __________________________, 19____

3. Expiration Date: __________________________, 19____

4. Rent and operating expenses due on or before the Commencement Date for the period from the Commencement Date until the first day of the next calendar month (Not applicable if the Commencement Date is the first day of the calendar month):

Apportioned Minimum Rent: $______________

Apportioned Operating Expenses: $______________

TOTAL: $______________

Thereafter regular monthly payments due in the following amounts until adjusted in accordance with the Lease:

Monthly Rent Installment: $______________

Monthly Operating Payment: $______________

TOTAL MONTHLY PAYMENT: $______________

5. Tenant certifies that, as of the date hereof, (a) the Lease is in full force and effect and has not been amended, (b) Tenant has no offsets or defenses against any provision of the Lease, unless otherwise provided in the Lease and (c) Landlord has substantially completed any improvements to be performed by Landlord in accordance with the Lease, excepting the Punch List items set forth on the Schedule attached hereto and initialed by Landlord and Tenant, if any.

IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have executed this Certificate as of ___________________, 19____.

LANDLORD:

LIBERTY PROPERTY LIMITED PARTNERSHIP

By: Liberty Property Trust, Sole General Partner

By:_____________________________________________________

Name:

Title:

TENANT:

Witness/Attest: ____________________________________________________

By: ____________________________________________________

Name:

Title:

EXHIBIT E--FORM OF ESTOPPEL CERTIFICATE

TENANT ESTOPPEL CERTIFICATE

Please refer to the documents described in Schedule 1 hereto, (the "Lease Documents") including the "Lease" therein described; all defined terms in this Certificate shall have the same meanings as set forth in the Lease unless otherwise expressly set forth herein. The undersigned Tenant hereby certifies that it is the tenant under the Lease. Tenant hereby further acknowledges that it has been advised that the Lease may be collaterally assigned in connection with a proposed financing secured by the Property and/or may be assigned in connection with a sale of the Property and certifies both to Landlord and to any and all prospective mortgagees and purchasers of the Property, including any trustee on behalf of any holders of notes or other similar instruments, any holders from time to time of such notes or other instruments, and their respective successors and assigns (the "Mortgagees") that as of the date hereof:

1. The information set forth in attached Schedule 1 is true and correct, to the actual knowledge of Tenant without independent investigation or inquiry.

2. Tenant is in occupancy of the Premises and the Lease is in full force and effect, and, except by such writings as are identified on Schedule 1, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the Premises, whether oral or written other than _______________________.

3. All conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed other than_____________________.

4. To the actual knowledge of Tenant without independent investigation or inquiry, Tenant is not in default under the Lease Documents, Tenant has not received any notice of default under the Lease Documents, and, to Tenant's knowledge, there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Tenant under the Lease Documents.

5. Tenant has not paid any Rent due under the Lease more than 30 days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any Rent due and payable under the Lease except as set forth in Schedule 1.

6. To the actual knowledge of Tenant without independent investigation or inquiry, there are no uncured defaults on the part of Landlord under the Lease Documents, Tenant has not sent any written notice of default under the Lease Documents to Landlord, and there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Landlord thereunder, and that at the present time Tenant has no claim against Landlord under the Lease Documents.

7. Except as expressly set forth in Part G of Schedule 1, there are no provisions for any, and Tenant has no, options with respect to the Premises or all or any portion of the Property.

8. Except as set forth on Part M of Schedule 1, no action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency law.

9. The undersigned has the authority to execute and deliver this Certificate on behalf of Tenant and acknowledges that all Mortgagees will rely upon this Certificate in purchasing the Property or extending credit to Landlord or its successors in interest.

10. This Certificate shall be binding upon the successors, assigns and representatives of Tenant and any party claiming through or under Tenant and shall inure to the benefit of all Mortgagees.

IN WITNESS WHEREOF, Tenant has executed this Certificate this _____ day of ___________, 19____.

_________________________________________________________

Name of Tenant

By:______________________________________________________

Title:____________________________________________________

SCHEDULE 1 TO TENANT ESTOPPEL CERTIFICATE

Lease Documents, Lease Terms and Current Status

A. Date of Lease:

B. Parties:

1. Landlord:

2. Tenant d/b/a:

C. Premises known as:

D. Modifications, Assignments, Supplements or Amendments to Lease:

E. Commencement Date:

F. Expiration of Current Term:

G. Options:

H. Security Paid to Landlord: $

I. Current Fixed Minimum Rent (Annualized): $

J. Current Additional Rent (and if applicable, Percentage Rent)(Annualized): $

K. Current Total Rent: $

L. Square Feet Demised:

M. Tenant's Bankruptcy or other Insolvency Actions:

N. Rights Of Setoff, Counterclaim, Concessions Or Other Rights Of Diminution Of Rent Due Under the Lease

EXHIBIT F -EXCLUSIONS FROM ANNUAL OPERATING EXPENSES

Exclusions from Annual Operating Expenses

1. Any mortgage or non-operating debt service of Landlord (amortization, interest, points, fees, or any other payments in the nature of debt service)

2. depreciation

3. brokerage commissions

4. initial construction costs (including construction defects)

5. attorney's fees and disbursements incurred in leasing space, enforcing leases or applying for a reduction in impositions (but not excluding fees charged by Landlord's for review by its counsel of Tenant's sublease, assignment, assignment, and similar requests)

6. salaries and benefits and other compensation for any executive more senior than the manager of the Building

7. financing or refinancing costs

8. costs in connection with a transfer or sale of the Premises, including transfer taxes

9. preparation of Tenant's space for Tenant's occupancy, including legal fees and brokerage commissions

10. lease concessions, including rental abatements and construction allowances

11. expenses arising out of Landlord's negligence, willful misconduct, or breach of any law

12. other costs of successfully contesting impositions assessments except to the extent a tax reduction is realized

13. ground rent or similar payments to a ground lessor and the cost of consummating any ground lease

14. organizational expenses associated with the creation and operation of the entity which constitutes Landlord and all general corporate overhead and general administrative expenses not related to the operation of the Premises (but not excepting the pro-rata payable by the Premises as a member of the Great Valley Corporate Center Owners' Association and benefiting from its Park Covenants)

15. overhead and profit increment paid to subsidiaries or other affiliates of Landlord for goods and services on or to the Premises to the extent only that such overhead and profit increments exceeds the costs of comparable goods and/or services delivered or rendered by unaffiliated third parties or entities of similar skill, competence, stature and experience to Landlord, on a competitive basis

16. any charge for Landlord's excess profit taxes or similar taxes on Landlord's business

17. all additions to reserves including bad debts and rent loss reserves

18, legal and other related expenses associated with the enforcement of leases (except the Lease to which this Exhibit is attached) or the securing of defense of Landlord's title to the Premises

19. the cost of any political or charitable contribution or donation

20. the cost of purchasing, installing and replacing art work at the Premises

21. costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan act or similar law

22. expenses allocable directly and solely to the retail space at the Premises, if any, and to any garage at the Premises

23. costs incurred in connection with making any additions to, or building additional stories on, the building at the Premises or its plazas, or adding buildings or other structures adjoining the building at the Premises (which increases the square footage of the building at the Premises), or connecting the building at the Premises to other structures adjoining the building at the Premises, including any tax reassessments resulting therefrom

24. advertising and promotional expenses and dues paid to trade associations and similar expenses

25. the initial cost of tools and small equipment used in the operation and maintenance at the Premises

26. the initial cost or the replacement cost of any permanent landscaping or the regular landscaping maintenance for any property other than the Premises

27. rentals for equipment ordinarily considered to be of a capital nature (such as elevators and HVAC systems)

28. the costs of curing, complying with, or remediating, any Restricted Activities not caused by by Tenant or any entity or person for which or whom Tenant is responsible

EXHIBIT G - SECURITY LETTER OF CREDIT

LETTER OF CREDIT

Irrevocable, Transferable

Letter of Credit No. __________

Liberty Property Limited Partnership.

65 Valley Stream Parkway

Malvern, PA 19355

Attention: _______________________

Ladies and Gentlemen:

1. We hereby establish or irrevocable, transferable credit in your favor for the account of Auxilium Pharmaceuticals, Inc. up to the aggregate amount of ________________________ ($______________), available by your drafts drawn at sight on ISSUING BANK, each such draft to be accompanied by letter signed by one purporting to be a representative of Liberty Property Limited Partnership, which letter shall state that:

Under the Lease dated as of _______________, 2004 between Auxilium Pharmaceuticals, Inc. and Liberty Property Limited Partnership, as such Lease may be amended, Liberty Property Limited Partnership is entitled to present the Letter of Credit for payment and collection of its proceeds.

2. All drafts drawn under this credit shall bear the clause "Drawn under ISSUING BANK Letter of Credit No. __________".

3. Except as otherwise expressly stated in this Letter of Credit, this Credit is subject to the Uniform Customs and Practice for Documentary Credits (1994 Revision) International Chamber of Commerce Publication No. 500.

4. This Letter of Credit shall expire on the earliest of:

a. the surrender to us of this Letter of Credit for cancellation; or

b. Our honoring of your drafts in the aggregate amount of ________________________ ($______________) presented under the Letter of Credit; or

c. the close of business on _______________ (at least one (1) year from Commencement Date).

5. This Letter of Credit sets forth in full our undertaking. We hereby agree with you that all drafts drawn under and in compliance with this Letter of Credit will be duly honored upon presentation to us.

Very truly yours,

ISSUING BANK

By: _____________________

Authorized Signature

EXHIBIT H - LANDLORD'S SCHEDULE OF UNAMORTIZED COSTS

Unamortized lease transaction costs at end of 66th month: $ 350,358.17

Unamortized lease transaction costs include remainder of:

a) Tenant improvement allowance

b) Commission to Studley

c) Internal commission, Liberty Property Trust

d) Space planning fee

e) Legal expense for preparing and completing lease documents and exhibits

f) Exterior tenant identification signage

Lease transaction costs are amortized over lease at 10% amortization rate